UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2015 (June 10, 2015)

DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Annual Meeting of Shareholders
On June 10, 2015, DSW Inc. (the “Company”) held its Annual Meeting of Shareholders in Columbus, Ohio to consider and vote on the matters listed below. A total of 73,822,400 shares of the Company’s common stock were present or represented by proxy at the meeting. This represented approximately 84% of the Company’s 88,306,031 shares of common stock that were outstanding and entitled to vote at the meeting. As of the record date for the Annual Meeting, there were 80,573,224 Class A shares outstanding (one vote per share) and 7,732,807 Class B shares outstanding (eight votes per share). Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.
Election of Directors
The shareholders of the Company elected each of the director nominees nominated by the Company’s Board of Directors as Class II directors with terms expiring in 2018. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld
Jay L. Schottenstein	104,355,496	1,642,402
Michael R. MacDonald	105,556,900	452,998
There were no broker non-votes for each director on this proposal.
Advisory Vote on the Compensation Paid to Named Executive Officers
The shareholders of the Company voted on the Compensation paid to Named Executive Officers. The voting results were as follows:

Votes For	Votes Against	Abstentions
105,723,418	273,005	13,475
There were no broker non-votes on this proposal.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.

By: /s/ William L. Jordan

William L. Jordan, Executive Vice President Chief Administrative Officer and General Counsel,

Date: June 12, 2015